Exhibit 99.1

DANAHER CEO TO COMMENT ON FINANCIAL PERFORMANCE
Washington, D.C., January 13, 2021 - Danaher Corporation (NYSE: DHR) (the “Company”) announced that its President and Chief Executive Officer, Rainer M. Blair, will comment today on the Company’s fourth quarter 2020 performance in a presentation at the J.P. Morgan Healthcare Conference at 10:50 a.m. ET.
Mr. Blair will communicate that fourth quarter 2020 core revenue growth including Cytiva is expected to be above the Company’s previously announced guidance, driven primarily by better performance in its Life Sciences and Diagnostics segments.
For the fourth quarter 2020, estimated revenues increased approximately 38.5% year-over-year, with approximately 15.0% estimated non-GAAP core revenue growth including Cytiva.
As previously announced, Danaher will hold its quarterly earnings conference call for the fourth quarter and year-end 2020 on Thursday, January 28, 2021 at 8:00 a.m. ET.
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care, environmental and applied end-markets. With more than 20 operating companies, Danaher’s globally diverse team of more than 67,000 associates is united by a common culture and operating system, the Danaher Business System, and its Shared Purpose, Helping Realize Life’s Potential. For more information, please visit www.danaher.com.
FORWARD LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company's anticipated financial performance for the fourth quarter of 2020 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the highly uncertain and unpredictable severity, magnitude and duration of the COVID-19 pandemic (and the related governmental, business and community responses thereto) on our business, results of operations and financial condition, Danaher's ability to successfully integrate the operations and employees of the Biopharma business Danaher acquired from General Electric Company (now known as Cytiva) with Danaher's existing business, the ability to realize anticipated financial, tax and operational synergies and benefits from such acquisition, Cytiva's performance and maintenance of important business relationships, the impact of our debt obligations (including the debt incurred to finance the acquisition of Cytiva) on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets (including as a result of the COVID-19 pandemic), developments and uncertainties in U.S. policy stemming from the U.S. administration, such as changes in U.S. trade and tariff policies and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the United Kingdom's separation from the EU and remaining uncertainty relating to the terms of such separation), disruptions relating to man-made and natural disasters (including pandemics such as COVID-19) and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2019 Annual Report on Form 10-K and our first, second and third quarter 2020 Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850 Fax:
(202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Estimated Core Sales Growth and Core Sales Growth Including Cytiva

% Change Three-Month Period Ended December 31, 2020 vs. Comparable 2019 Period
Total sales growth (GAAP)	~38.5%
Impact of:
Acquisitions/divestitures	~(24.5%)
Currency exchange rates	~(2.5%)
Core sales growth (non-GAAP)	~11.5%
Impact of Cytiva sales growth (net of divested product lines)	~3.5%
Core sales growth including Cytiva (non-GAAP)	~15.0%
Statement Regarding Non-GAAP Measures
We present core sales on a basis that includes sales attributable to Cytiva (formerly the Biopharma Business of General Electric Company’s (“GE”) Life Sciences business), which Danaher acquired from GE on March 31, 2020. Core revenue growth including Cytiva should be considered in addition to, and not as a replacement for or superior to, GAAP revenue growth, and may not be comparable to similar measures reported by other companies. Management believes that this measure provides useful information to investors by offering an additional way of viewing Danaher’s results that, when reconciled to GAAP revenue growth, helps our investors to identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers. Historically Danaher has calculated core sales solely on a basis that excludes sales from acquired businesses recorded prior to the first anniversary of the acquisition. However, given Cytiva’s significant size and historical core sales growth rate, in each case compared to Danaher’s existing businesses, management believes it is appropriate to also present core sales on a basis that includes Cytiva sales. Management believes this presentation provides useful information to investors by demonstrating the impact Cytiva has on the Company’s current growth profile, rather than waiting to demonstrate such impact 12 months after the acquisition when Cytiva would normally have been included in Danaher’s core sales calculation. Danaher calculates period-to-period core sales growth including Cytiva by adding to the baseline period sales Cytiva’s historical sales from such period (when it was owned by GE), net of the sales of the divested product lines and also adding the Cytiva sales to the current period.
With respect to core sales including Cytiva, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions (other than Cytiva) and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
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